EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 2nd day of May, 1996, by and between PLAY BY PLAY TOYS & NOVELTIES, INC., a Texas corporation (the "Company"), and SAUL GAMORAN, an individual ("Employee").

WITNESSETH:

      WHEREAS, the Company agrees to employ Employee and Employee agrees to be employed by the Company pursuant to the terms of this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, hereby agree as follows:

      1. EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereafter set forth.

      2. TERM OF EMPLOYMENT.

         (a) EFFECTIVE DATE OF TERMINATION. The Effective Date of this Agreement shall commence on the Closing Date of the Asset Purchase Agreement between Ace Novelty Acquisition Co., Inc. and others and Ace Novelty Co., Inc. and others and this Agreement shall automatically expire three (3) years thereafter, unless it is terminated earlier by the Company or Employee. In the event the Closing referenced herein does not occur by July 31, 1996, this Agreement shall be null and void and of no further force and effect and there shall be no liability of the parties one to the other.

         (b) TERMINATION BY THE COMPANY. Notwithstanding the term of employment, the Company may terminate Employee upon twenty (20) days' written notice for Cause or without Cause. For the purpose of this Agreement, "Cause" shall be defined as conduct that is reasonably

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deemed by the Company to be injurious to the Company and involves (i) gross misconduct in the performance of the Employee's duties, (ii) dishonest or illegal conduct, or (iii) material breach by Employee of this Agreement. Upon termination by the Company without Cause within the first nine months of the term of employment, severance shall be $175,000.00. Upon termination by the Company without Cause within the second nine months of the term of employment severance shall be $131,250.00. Upon termination by the Company without Cause within the second half of the term of employment, severance shall be $87,500.00. Upon termination by the Company, whether or not for Cause, all Options become immediately vested and shall be exercisable within six months after termination of employment.

         (c) TERMINATION BY EMPLOYEE. Notwithstanding the term of employment, Employee may terminate this Agreement upon 30 days' written notice of termination. Upon termination by Employee, all vested Options shall be exercisable within six months after termination of employment.

      3. DUTIES. Employee shall hold the title of Executive Vice President of the Company and shall perform such duties as shall be assigned to him by the Company's Board of Directors from time to time. Employee shall perform all duties in a reasonable and proper manner and devote his full time and talents to the performance of such duties. Employee shall comply with all rules, regulations, orders and directions of the Board of Directors of the Company or the Chief Executive Officer of the Company as may be issued from time to time.

      4. COMPENSATION.

         (a) SALARY. During the first year of Employee's employment under this Agreement, the Company shall pay to Employee for his services under this Agreement an annual base

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salary of One Hundred Fifty Thousand and no/100 Dollars ($150,000.00), which sum shall be payable in accordance with the regular payroll practices of the Company. After the first year, the annual base salary shall not be less than $175,000.00.

         (b) BONUS. In addition to the salary set forth in Subsection 4(a) above, Employee shall be entitled to receive, as additional compensation, an annual bonus, which shall be in the form of cash and stock. The amount of the bonus shall be determined solely by the Board of Directors, and shall be based on the performance of the Company and the performance of Employee.

         (c) CONSIDERATION PURSUANT TO SECTIONS 7 AND 18. As additional consideration, Employee shall receive a one-time payment of $25,000 on the Effective Date of this Agreement as consideration for Sections 7 and 18 herein.

         (d) OPTIONS. Employee shall be granted 100,000 options to purchase stock in the Company at 100 percent of the close price quoted in the Southwest edition of the WALL STREET JOURNAL for the Effective Date. 20,000 of said options shall vest immediately, and Employee may exercise these options for a period of five years. The remaining 80,000 options shall vest at a rate of 26,667 per year, for each 12 months thereafter. Employee shall have a period of five years from the date of each vesting in which to exercise these options.

         (e) BENEFITS. In addition, Employee shall be granted the same benefits provided to the President of the Company, including but not limited to health insurance ,car allowance, cellular phone, vacation, sick leave.

      5. MOVING, TRANSPORTATION AND LODGING EXPENSES. Direct expenses incurred in moving, transportation between Seattle and San Antonio, and lodging and transportation in San Antonio shall be reimbursed by the Company. All such expenses shall be reviewed and approved by

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the Company in advance. The schedule of flights, type of lodging, time spent in both cities and other such matters shall be mutually agreed upon at a later time. Employee shall move to San Antonio no later than August 31, 1997.

      6. BOARD OF DIRECTORS. Employee shall serve as a Director of the Company from the date first elected, which shall be the first meeting of the Board of Directors following the Effective Date, until termination or expiration of this Agreement.

      7. RESTRICTIVE COVENANTS.

         (a) NONDISCLOSURE OF CONFIDENTIAL INFORMATION. During the term of Employee's employment and for a period of two (2) years thereafter, unless authorized in writing by the Company, Employee will not disclose any confidential information of the Company, and subsidiaries of the Company, to any person or entity nor shall Employee use the same for any purpose at any time, except for the purpose of performing Employee's employment duties on behalf of or as directed by the Company. All confidential information which comes into Employee's possession or is generated by Employee during the term of this Agreement shall be and remain the exclusive property of the Company, and Employee agrees to return all such documents and tangible property of the company upon termination or expiration of Employees' employment or at such earlier times as the Company may request. Some information received by Employee shall not be considered Confidential Information to the extent that the information is or becomes, through no fault of Employee, general knowledge in the public domain. The term "confidential information" for purposes of this Agreement shall mean work sheets, business plans, financial information, customer lists, sources of products, licenses existing and in negotiation and their terms, operations manuals and suppliers, all of which are valuable trade secrets which the Company is entitled to protect.

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         (b) NONSOLICITATION. During the term hereof and for a period of two
(2) years after any termination of employment hereunder or expiration of this Agreement, Employee shall not contact any employee or executive of the Company for the purpose of offering him or her employment with any person other than the Company.

      8. INJUNCTION. Employee agrees that any breach of the covenants or agreements contained in Section 7 will cause a irreparable injury to the Company and the Company's subsidiaries for which there is and shall be no adequate remedy at law. Accordingly, Employee hereby consents to the jurisdiction of any court reasonably selected by the Company for the purpose of requesting injunctions, both temporary and permanent, in favor of the Company enjoining Employee concerning any such breach or violation of the covenants or agreements contained herein; provided, that no request for or receipt of any such injunction by the Company shall be considered an election of remedies or a waiver of any right to assert any other remedies the Company may have against Employee, either at law or in equity.

      9. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and deemed to have been duly given and received, if delivered by hand or telecopy on the date of such delivery, or if mailed by registered or certified mail with postage prepaid to his residence address in the case of Employee or to its principal office in the case of the Company, three (3) business days following its deposit in the United States mail.

      10. SURVIVAL. All representations, covenants, promises and warranties made herein by the parties shall survive for so long as any obligation of payment or performance under this Agreement remains unpaid or unperformed and in regard to
Section 7, for two (2) years after termination. This

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Agreement shall be binding upon and inure to the benefit of the parties'
successors and the estate of Employee.

      11. AMENDMENT. This Agreement may be amended or modified in whole or in part only by an agreement in writing executed in the same manner as this Agreement and making specific reference hereto.

      12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

      13. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement, and such latter provision as determined to be valid, legal or enforceable shall bind the parties hereto.

      14. WAIVERS. The parties may, by written agreement executed by both parties, (i) extend the time for the performance of any of the obligations or other acts of the parties hereof, (ii) waive any inaccuracies in the representations contained in this Agreement, (iii) waive compliance with, or modify, any of the provisions, covenants or conditions contained in this Agreement, and (iv) waive or modify the performance of any of the obligations of any of the parties hereto; provided, that no such waiver or failure to insist upon strict compliance with such provision, obligation, covenant,

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agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent provision, obligation, covenant, agreement, condition or other failure.

      15. ADDITIONAL INSTRUMENTS. Company and Employee agree and covenant that, without additional consideration of any kind, each shall execute any and all paper, documents, stock option agreements or other instruments which may be necessary to completely and effectually carry out the terms of this Agreement.

      16. HEADINGS AND DEFINITIONS. The headings of the sections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligation of the parties.

      17. ENTIRE AGREEMENT; GOVERNING LAW. All prior negotiations and agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein, except as modified in writing by both parties subsequent hereto. This Agreement shall be governed by and construed and interpreted according to the laws of the State of Texas.

      18. NON-COMPETE. Should the Company terminate the Employee for Cause pursuant to Section 2(b) herein, or should Employee terminate employment with the Company pursuant to Section 2(c) herein, then for a period of two (2) years following such termination Employee shall not act, either individually or in partnership, or jointly or in conjunction with, any other person or business entity as a principal, agent, stockholder, officer, director, employee, consultant, independent contractor, owner, member, partner, holder, advisor, or in any other matter whatsoever, directly or indirectly, carry on or be engaged in or be concerned with or interested in, or advise, manage, own, participate in, encourage, support, obtain licenses for, lend money to, guarantee the debts of or

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obligations of or permit Employee's name to be used or employed by any person engaged in or concerned with or interested in, the wholesale toy or novelty business, or any product which the Company is producing or does produce within the two year non-compete period, at the time of termination in the United States of America, Europe, South America, Mexico, Canada, or any other country in the world where the Company or any of its subsidiaries are doing business at the time of termination. This Section 18 supercedes in all respects the Restrictive Covenants Agreement signed by the parties on or about May 1, 1996.

      19. COUNSEL REVIEW; ATTORNEYS' FEES. Both parties to this Agreement have been given full opportunity to review and negotiate this Agreement and consult with counsel of their choice. In the event suit is brought by either Company or Employee to enforce any provision of this Agreement, the prevailing party shall be entitled to reimbursement for all reasonable costs and attorneys' fees incurred.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                  PLAY BY PLAY TOYS & NOVELTIES, INC.


                                  By /s/ ARTURO TORRES
                                         Arturo Torres, Chief Executive Officer

                                         "Company"



                                     /s/ SAUL GAMORAN
                                         Saul Gamoran

                                         "Employee"


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                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

               THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this
       "Agreement") is made and entered into this 16th day of May, 1996.

      BY AND BETWEEN
                                    PLAY BY PLAY TOYS & NOVELTIES, INC.,
                                    a Texas corporation,
                                    hereinafter referred to as

                                    "COMPANY"

      AND
                                    SAUL GAMORAN,
                                    an individual,
                                    hereinafter referred to as

                                    "EMPLOYEE"

      WITNESSETH:

      WHEREAS, Company and Employee wish to amend that certain Employment Agreement dated May 2, 1996 ("Employment Agreement").

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, hereby agree as follows.

      Subparagraph 2(a) of the Employment Agreement shall be amended and superseded in all respects as follows:

            (a) EFFECTIVE DATE AND TERMINATION. The Effective Date of this Agreement shall commence on May 16, 1996 and this Agreement shall automatically expire three (3) years thereafter, unless it is terminated earlier by the Company or Employee.



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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day, month and year first written above.


                                    PLAY BY PLAY TOYS & NOVELTIES, INC.


                                    By___________________________________
                                      Arturo G. Torres, Chief Executive Officer

                                      "COMPANY"




                                      ___________________________________
                                      Saul Gamoran

                                      "EMPLOYEE"